Exhibit 107

Calculation of Filing Fee Table(1)

FORM 424(b)(5)

(Form Type)

Innovative Industrial Properties, Inc.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	457(r) and 457(p)	$500,000,000		$500,000,000	0.0001102	55,100(3)
	Total Offering Amounts					$500,000,000		55,100(3)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							22,904.23(3)
	Net Fee Due							32,195.77(3)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Filing Date	Fee Offset Claimed(2)	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed
Fee Offset Claims	Innovative Industrial Properties, Inc.	424(b)(5)	333-235731	November 6, 2020	22,904.23(3)	Common Stock, par value $0.001 per share	N/A	$209,937,944.82(3)

(1)	This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-262320. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.

(2)	The registrant has terminated the offering of unsold securities under the prospectus supplement filed November 6, 2020 (the “Prospectus Supplement”) to the prospectus included in its Registration Statement on Form S-3 (Registration No. 333-235731) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission on December 27, 2019.

(3)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby partially offsets the registration fee due in connection with this filing against the $22,904.23 remaining balance from the initial $54,550 registration fee associated with unsold securities, which registration fee was previously paid by the Registrant in connection with the filing of the Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Prior Registration Statement, which was initially filed with the Securities and Exchange Commission on November 6, 2020. Pursuant to Rule 457(p) under the Securities Act, the $55,100 filing fee currently due in connection with this filing is offset in part against the $22,904.23 remaining balance for such unsold securities under the Prior Registration Statement resulting in a fee of $32,195.77 remitted with this filing.